     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 2000


                                                      REGISTRATION NO. 333-31390

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           CONSOLIDATED EDISON, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                    4931                                   51-0394156
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                   Identification No.)

                            ------------------------

                                 4 Irving Place
                            New York, New York 10003
                                 (212) 460-4600
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         ------------------------------

                             JOHN D. MCMAHON, ESQ.
                   Senior Vice President and General Counsel
                           Consolidated Edison, Inc.
                                 4 Irving Place
                            New York, New York 10003
                                 (212) 460-4757
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

  GEORGE W. BILICIC, JR.,       CHERYL W. GRISE, ESQ.        STEVEN H. DAVIS, ESQ.
           ESQ.                Senior Vice President,       LeBoeuf, Lamb, Greene &
  Cravath, Swaine & Moore           Secretary and               MacRae, L.L.P.
Worldwide Plaza, 825 Eighth        General Counsel           125 West 55th Street
          Avenue                 Northeast Utilities       New York, New York 10019
 New York, New York 10019         107 Selden Street             (212) 424-8000
      (212) 474-1000          Berlin, Connecticut 06037
                                   (860) 665-3639

                            ------------------------

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective time of this Registration Statement and the effective time of the merger referred to herein.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


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
                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for
(1) any breach of the director's duty of loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. The New Con Edison certificate of incorporation provides that no director of New Con Edison shall be personally liable to New Con Edison or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such an exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

    Under Delaware law, a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding, other than action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding:
(1) if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the person is found liable to the corporation unless, in such a case, the court determines the person is entitled to indemnification for such expenses in any event. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by the New Con Edison certificate of incorporation or by-laws, a vote of shareholders or disinterested directors, agreement or otherwise.

    Under the Delaware General Corporation Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

    The New Con Edison by-laws provide for the indemnification and advancement of expenses to the fullest extent permitted by law of any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of New Con Edison or serves or served any other enterprise at the request of New Con Edison. However, New Con Edison will not indemnify a director or officer who commences any proceeding, unless the commencement of that proceeding is approved by a majority vote of the disinterested directors.

    After the merger, New Con Edison has agreed to indemnify each present and former director and officer, when acting in said capacity, of Con Edison, Northeast or any of their subsidiaries, against all costs or expenses, judgments, fines, losses, claims, damages or liabilities in connection with any claim, action, suit, proceeding or investigation brought within six years of the closing of the merger for acts or omissions, existing or occurring before the merger, to the fullest extent permitted under applicable law.

    For a period of six years after the merger, New Con Edison has agreed to maintain a policy of directors' and officers' liability insurance for acts and omissions occurring before the merger with coverage in an amount and scope at least as favorable as Con Edison's and Northeast's existing directors' and officers' liability insurance coverage. If such liability insurance is not available at all, New Con Edison must obtain the most advantageous directors' and officers' liability insurance obtainable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) See Exhibit Index.

    (b) Not Applicable.

    (c) Opinion of Salomon Smith Barney Inc. (included as Annex B to this joint proxy statement/ prospectus which is a part of this registration statement).

        Opinion of Morgan Stanley & Co. Incorporated (included as Annex C to this joint proxy statement/prospectus which is a part of this registration statement).

        Opinion of SG Barr Devlin, a division of SG Cowen Securities Corporation (included as Annex D to this joint proxy statement/prospectus which is a part of this registration statement).

ITEM 22. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the
                Securities Act of 1933.

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
       Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, New Con Edison has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 1, 2000.


                                                          CONSOLIDATED EDISON, INC.

                                                          By:  /s/ JOAN S. FREILICH
                                                               ---------------------------------------
                                                               Name: Joan S. Freilich
                                                               Title: Chairman of the Board of
                                                               Directors,
                                                                    Chief Executive Officer,
                                                                    President and Director


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                    TITLE                           DATE
              ---------                                    -----                           ----
        /s/ JOAN S. FREILICH           Chairman of the Board of Directors, Chief       March 1, 2000
    ----------------------------         Executive Officer, President and Director
          Joan S. Freilich

         /s/ JOHN D. MCMAHON           Secretary and Director                          March 1, 2000
    ----------------------------
           John D. McMahon

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------                           -----------
              2.1       Amended and Restated Agreement and Plan of Merger dated as of October 13, 1999, amended and restated as of January 11,
                        2000, among Consolidated Edison, Inc., Northeast Utilities,
                        Consolidated Edison, Inc., originally incorporated as CWB
                        Holdings, Inc. and N Acquisition LLC (included as Annex A to the joint proxy statement/prospectus which is a part of this registration statement).*

              3.1       Form of Certificate of Incorporation of Consolidated Edison,
                        Inc. to be in effect as of the effective time of the merger
                        (included as Exhibit A to Annex A to the joint proxy
                        statement/ prospectus which is a part of this registration statement).*

              3.2       Form of By-laws of Consolidated Edison, Inc. to be in effect as of the effective time of the merger (included as
                        Exhibit B to Annex  A to the joint proxy
                        statement/prospectus which is a part of this registration
                        statement).*

              4.1 Specimen certificate of Consolidated Edison, Inc. common stock, par value $.10 per share.*

              5.1 Opinion of Cravath, Swaine & Moore, regarding the legality of the securities being registered.

              8.1       Opinion of Cravath, Swaine & Moore as to tax matters.*

              8.2       Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. as to tax
                        matters.*

             23.1       Consent of PricewaterhouseCoopers LLP.*

             23.2       Consent of Arthur Andersen LLP.*

             23.3       Consent of Cravath, Swaine & Moore (included in Exhibits 5.1 and 8.1).*

             23.4       Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit 8.2).*

             23.5       Consent of Salomon Smith Barney Inc.*

             23.6       Consent of Morgan Stanley & Co. Incorporated.*

             23.7       Consent of SG Barr Devlin Division of SG Cowen Securities
                        Corporation.*

             24.1 Power of Attorney (included on the signature page of this registration statement).*

             99.1       Form of Proxy Card of Con Edison.*

             99.2       Form of Proxy Card of Northeast.*

             99.3       Opinion of Salomon Smith Barney Inc. (included as Annex B to the joint proxy statement/ prospectus which is a part of
                        this registration statement).*

             99.4       Opinion of Morgan Stanley & Co. Incorporated (included as
                        Annex C to the joint proxy statement/prospectus which is a part of this registration statement).*

             99.5       Opinion of SG Barr Devlin, a division of SG Cowen Securities
                        Corporation (included as Annex D to the joint proxy
                        statement/prospectus which is a part of this registration
                        statement).*

             99.6       Consent of Eugene R. McGrath.*

             99.7       Consent of Michael G. Morris.*


------------------------


*   Previously filed